UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	PHIL	OTC Markets

Item 8.01 Other Events

Relying on Order for Reporting Relief

On March 25, 2020, the Securities and Exchange Commission (“SEC”) issued an order (the “Order”) under the Exchange Act of 1934 (the “Exchange Act”) extending the deadlines for filing certain reports made under the Exchange Act, including quarterly reports on Form 10-Q, for registrants subject to the reporting obligations under the Exchange Act that have been particularly impacted by the coronavirus disease 2019 (“COVID-19”) and which reports have filing deadlines between March 1 and July 31, 2020. The Company is relying on the Order with respect to its Quarterly Report on Form 10-Q for the period ended March 31, 2020 the (“Report”), which is due to be filed with the SEC on or before May 15, 2020 (the “Deadline”).

The Company is relying on the Order because, in light of COVID-19, non-essential businesses in the State of California have been closed by the state’s governor’s order, as result of which Company personnel, its auditors, and its legal counsel, who reside in California and/or have not been able to return from abroad, are required to work and communicate remotely, which has impaired their ability to complete preparation and review of the Report, as well as to assemble all documents necessary to complete the Report. Accordingly, in reliance upon the Order, the Company expects to file the Report no later than June 29, 2020 (which is 45 days from the Deadline).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2020

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO

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